Exhibit 32.1
Certification of Chief Executive Officer Pursuant to 18 U.S.C. § 1350,
as Adopted Pursuant to § 906 of the Sarbanes-Oxley Act of 2002
In connection with the filing with the Securities and Exchange Commission of the Report of Cintas Corporation (the "Company") on Form 10-K for the period ending May 31, 2016 (the "Report"), I, Scott D. Farmer, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operation of the Company as of and for the periods presented.

/s/	Scott D. Farmer Scott D. Farmer Principal Executive Officer

July 29, 2016